Exhibit 10.1

FIRST AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made as of March 17, 2015 between ADCIP, LLC, a Delaware limited liability company, ADCIP II, LLC, a Delaware limited liability company (collectively, “Seller”) and REVEN HOUSING FLORIDA 2, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated February 27, 2015 (the “Agreement”) pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, 140 single family homes in the State of Florida.

B. Seller and Buyer desire to amend the Agreement in accordance with the terms of this First Amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

AGREEMENT

1.                  Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

2.                  Conditions to Seller’s Obligations to Close. Section 12(c) of the Agreement is hereby deleted in its entirety and shall no longer have any force or effect.

3.                  Governing Law. To the extent enforceable, Seller and Buyer agree that this First Amendment shall be governed in all respects by the internal laws of the State of Delaware; provided that if the dispute involves an individual property, the law of the State where such property is located shall apply. In any dispute arising out of or related to this First Amendment, an action must be brought in Federal or State court, as applicable, in the County of Los Angeles, California. The provisions of this Section 3 shall survive the termination of this First Amendment.

4.                  Full Force and Effect. Except as modified by this First Amendment, the Agreement is unchanged, and is hereby ratified and acknowledged by Seller and Buyer to be in full force and effect.

5.                  Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this First Amendment shall constitute an original for all purposes.

6.                  Miscellaneous. This First Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this First Amendment and the Agreement, the provisions of this First Amendment shall govern and control. This First Amendment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to be duly executed as of the day and year first written above.

SELLER

ADCIP, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

ADCIP II, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

BUYER

REVEN HOUSING FLORIDA 2, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer